EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FRIM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-129252, 333-115025, 333-105941, 333-104729, 333-65074, and 333-94299) of Next, Inc. of our report dated February 1, 2007 with respect to the consolidated financial statements of Next, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 1, 2006.

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee

February 1, 2007